UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018

Energy XXI Gulf Coast, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38019	20-4278595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1021 Main Street, Suite 2626
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 351-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 18, 2018, Energy XXI Gulf Coast, Inc., a Delaware corporation (“EGC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MLCJR LLC (“Parent”), a Texas limited liability company and an affiliate of Cox Oil LLC, and YHIMONE, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”). Upon the terms and conditions set forth in the Merger Agreement, Merger Sub will be merged with and into EGC (the “Merger”), and the separate existence of Merger Sub will cease with EGC continuing as the surviving corporation and as a wholly-owned subsidiary of CEXXI, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of EGC common stock, par value $0.01 per share (“Common Stock”), will be converted into the right to receive $9.10 in cash without interest (the “Merger Consideration”).

In connection with the Merger, each restricted stock unit (each, an “RSU”) will accelerate (if not already vested), with any performance conditions deemed achieved at target, and be cancelled and converted into the right to receive the Merger Consideration, multiplied by the number of shares of Common Stock subject to such RSU.

The exercise price for each outstanding stock option is greater than the Merger Consideration. As a result, at the Effective Time, each stock option to purchase shares of Common Stock will be cancelled for no consideration.

The respective boards of directors, or equivalent governing body, of Parent, Merger Sub and EGC have all approved the Merger Agreement. The board of directors of EGC has agreed to recommend that its stockholders adopt the Merger Agreement.

Pursuant to the Merger Agreement, EGC has agreed, subject to certain exceptions with respect to unsolicited bids, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited company proposals. However, the EGC Board may, subject to certain conditions, change its recommendation in favor of adopting the Merger Agreement if, after receiving an unsolicited competing proposal, the EGC Board determines that the failure to effect such a change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties. Furthermore, the EGC Board can terminate the Merger Agreement if, in connection with receipt of an unsolicited competing proposal, the EGC Board determines that such competing proposal is a superior proposal and the failure to effect such termination would be reasonably likely to be inconsistent with its fiduciary duties.

The completion of the Merger is subject to satisfaction or waiver of certain closing conditions, including: (i) approval of the Merger Agreement by EGC’s stockholders, (ii) expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iii) there being no law or injunction prohibiting consummation of the Merger; (iv) subject to specified materiality standards, the accuracy of the representations and warranties of the other party; (v) compliance by the other party in all material respects with its covenants; and (vi) the absence of a material adverse effect on the other party. The completion of the Merger is not conditioned on receipt of financing by Parent.

EGC and Parent have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements whereby EGC has agreed to (i) operate its business in the ordinary course; (ii) use its commercially reasonable efforts to maintain and preserve its present business organization, retain its officers and key employees, and preserve its relationships with its customers and suppliers; and (iii) subject to certain exceptions, not take certain actions relating to its dividends, capital stock or alternative business combinations, among other things, during the period between the execution of the Merger Agreement and the Effective Date. EGC and Parent have each agreed to use commercially reasonable efforts to cause the Merger to be completed, including certain specified actions, such as obtaining antitrust clearance for the Merger under the HSR Act.

The Merger Agreement contains certain termination rights for both EGC and Parent and further provides that, upon termination of the Merger Agreement, under certain circumstances, EGC may be required to pay Parent a termination fee equal to $8 million or, in certain other circumstances, EGC may be required to reimburse Parent for its documented out-of-pocket expenses up to $2 million.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding its terms and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about EGC, Parent, or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of EGC, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Any such subsequent information may or may not be fully reflected in EGC’s public disclosures.

Item 8.01.	Other Events.

On June 18, 2018, EGC issued a press release announcing that it had entered into the Merger Agreement. A copy of that press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction between EGC and Parent will be submitted to the stockholders of EGC for their consideration. EGC will file a proxy statement with the Securities and Exchange Commission (the “SEC”). EGC also plans to file other relevant documents with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF EGC ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about EGC once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by EGC will be available free of charge on EGC’s website at www.energyxxi.com under the tab “Investors” or by contacting EGC’s investor relations administrator at ir@energyxxi.com.

Participants in Solicitation

EGC, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of EGC in connection with the proposed transaction. Information about the directors and executive officers of EGC is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 21, 2018, its Definitive Proxy Statement, which was filed with the SEC on April 12, 2018 and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the source listed above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction between EGC and Parent, including statements regarding the benefits of the transaction and the anticipated timing of the transaction. These statements, including those relating to the intent, beliefs, plans, or expectations of EGC are based upon current expectations and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed. It is not possible to predict or identify all such factors and the following list of factors should not be considered a complete statement of all potential risks and uncertainties, including, but not limited to: (i) the risk that the transaction may not be completed in the third quarter of 2018 or at all, which may adversely affect EGC’s business and the price of EGC’s stock; (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by EGC’s stockholders and the receipt of regulatory approvals; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the transaction on EGC’s business relationships, operating results, and business generally; (v) risks that the proposed transaction disrupts EGC’s current plans and operations; (vi) the possibility that competing offers or acquisition proposals for EGC will be made; (vii) risks regarding the failure to obtain the necessary financing to complete the proposed transaction; and (viii) other risks and uncertainties. These risks and uncertainties could cause actual results, to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors, please see the risk factors discussed in EGC’s periodic reports filed with the SEC. While EGC makes these statements and projections in good faith, EGC assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger among MLCJR LLC, YHIMONE, Inc. and Energy XXI Gulf Coast, Inc., dated as of June 18, 2018.
99.1	Press Release of Energy XXI Gulf Coast, Inc. dated June 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2018	By:	/s/ Marguerite Woung-Chapman
Marguerite Woung-Chapman
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger among MLCJR LLC, YHIMONE, Inc. and Energy XXI Gulf Coast, Inc., dated as of June 18, 2018.
99.1	Press Release of Energy XXI Gulf Coast, Inc. dated June 18, 2018.